As filed with the Securities and Exchange Commission on December 31, 1998
                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           FISCHER IMAGING CORPORATION

             (Exact name of registrant as specified in its charter)

                               ------------------

         DELAWARE                                         36-2756787
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                      Identification Number)

                            12300 NORTH GRANT STREET
                             DENVER, COLORADO 80241
                                 (303) 452-6800

                    (Address of principal executive offices)

                          EMPLOYEE STOCK PURCHASE PLAN
                     NONEMPLOYEE DIRECTOR STOCK OPTION PLAN

                            (Full title of the plan)

                               ------------------

           WILLIAM C. FEE                              PAUL HILTON, ESQ.
     FISCHER IMAGING CORPORATION                  DAVIS, GRAHAM & STUBBS LLP
      12300 NORTH GRANT STREET                    370 17TH STREET, SUITE 4700
       DENVER, COLORADO  80241                      DENVER, COLORADO  80202
           (303) 452-6800                               (303) 892-9400
(Name, address and telephone number,            (Copies of all correspondence)
including area code, of agent for service)

                               ------------------

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                                    Proposed
                                    Amount           maximum          Proposed
   Title of securities               to be        offering price      aggregate          Amount of
    to be registered               registered      per unit(1)    offering price(1)  registration fee

--------------------------------------------------------------------------------
Common Stock, $.01 par value     400,000 shares   $2.03125           $812,500           $225.88

================================================================================
(1) Computed solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h), based upon the average of high and low prices of the Common Stock of the registrant as reported on the NASDAQ National Market System on December 29, 1998.

                                EXPLANATORY NOTE

      This Registration Statement covers the registration of (i) 200,000 shares of Common Stock of Fischer Imaging Corporation (the "Company") issuable pursuant to the Company's Employee Stock Purchase Plan (the "Purchase Plan") and (ii) 200,000 shares of Common Stock of the Company issuable pursuant to the Company's Nonemployee Director Stock Option Plan (the "Director Plan"). Pursuant to amendments to the Purchase Plan approved by the Company's stockholders on June 12, 1998, a total of 400,000 shares of Common Stock are issuable under the Purchase Plan. Pursuant to amendments to the Director Plan approved by the Company's stockholders on June 12, 1998 and amendments to the Plan previously approved by the Company's stockholders, 300,000 shares of Common Stock are issuable under the Director Plan.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      Fischer Imaging Corporation, a Delaware corporation (the "Company"), hereby states that the following documents and information hereto filed with the Securities and Exchange Commission (the "Commission") by the Company pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are hereby incorporated by reference in this registration.

      1. The Company's Annual Report on Form 10-K for the year ended December 31, 1997;

      2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 30, 1998;

      3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 29, 1998;

      4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 28, 1998;

      5. The description of the Company's Common Stock, par value $.01 per share, contained in the Company's Registration Statement filed with the Commission under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

      All documents and reports filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be incorporated by reference in this Registration Statement to be a part hereof from the dates of filing such documents or reports.

      Any statement contained in a document incorporated by reference in this Registration Statement, or deemed to be incorporated by reference herein, shall be modified or superseded for purpose of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

      Not applicable.

ITEM 5.  INTERESTS OF NAMES EXPERTS AND COUNSEL

      Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Company's Bylaws and Certificate of Incorporation provide that the Company shall, to the full extent permitted by the General Corporation Law of the State of Delaware, as amended from time to time, indemnify all directors and officers of the Company. In addition, the Company's Certificate of Incorporation contains a provision eliminating the personal liability of directors to the Company or its stockholders for monetary damages arising out of a breach of fiduciary duty. Under Delaware law, this provision eliminates the liability of a director for breach of fiduciary duty but does not eliminate the personal liability of any director based upon breach of the duty of loyalty to the Company or to its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, any violation of
Section 174 of the General Corporation Law (relating to the declaration of dividends and the purchase or redemption of shares in violation of the General Corporation Law), or any transaction from which the director derived an improper personal benefit.

      The Company maintains a directors and officers insurance policy with a $3,000,000 coverage limit per occurrence and in the aggregate per year, and also maintains a $2,000,000 excess coverage policy.

      The Purchase Plan and the Director Plan each provide that no member of the Committee administering such plans shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, and all members of the Committee shall, in addition to their rights as directors, be fully protected by the Company with respect to any such action, determination or interpretation.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.

ITEM 8.  EXHIBITS

      4.1 Certificate of Incorporation of the Company incorporated by reference to the Company's Registration Statement on Form S-1, Registration Number 33-41537, as filed with the Commission on July 3, 1991.

      4.2 Bylaws of the Company incorporated by reference to the Company's Registration Statement on Form S-1, Registration Number 33-41537, as filed with the Commission on July 3, 1991.

      4.3 Form of Common Stock Certificate incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-1, Registration Number 33-41537, as filed with the Commission on July 18, 1991.

      5.1   Opinion of Davis, Graham & Stubbs LLP.

      23.1  Consent of Davis, Graham & Stubbs LLP. See Exhibit 5.1.

      23.2  Consent of Arthur Andersen LLP.

ITEM 9.  UNDERTAKINGS

      1. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement, or any material change to such information in the Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on the 31st day of December, 1998.

                                      FISCHER IMAGING CORPORATION

                                      By: /S/ MORGAN W. NIELDS
                                         ---------------------------------------
                                         Morgan W. Nields
                                         Chief Executive Officer


                                POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Morgan W. Nields and William C. Fee, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

          Signature                         Title                      Date
          ---------                         -----                      ----

/S/ MORGAN W. NIELDS              Chairman of the Board and     December 31, 1998
------------------------           Chief Executive Officer
Morgan W. Nields


/S/ WILLIAM C. FEE                     Vice President,          December 31, 1998
------------------------          Chief Accounting Officer,
William C. Fee                    (Principal Financial and
                                     Accounting Officer)



                                       -6-


          Signature                         Title                      Date
          ---------                         -----                      ----


/S/ DAVID G. BRAGG                        Director              December 31, 1998
------------------------
David G. Bragg, M.D.


/S/ THOMAS J. CABLE                       Director              December 31, 1998
------------------------
Thomas J. Cable


                                          Director              December 31, 1998
------------------------
Kinney L. Johnson


                                          Director              December 31, 1998
------------------------
R. John Fletcher


/S/ KATHRYN A. PAUL                       Director              December 31, 1998
------------------------
Kathryn A. Paul

                                  EXHIBIT INDEX
                                  -------------


Exhibit No.       Description                                               Page
-----------       -----------                                               ----

     4.1 Certificate of Incorporation of the Company incorporated by reference to the Company's Registration Statement on Form S-1, Registration Number 33-41537, as filed with the Commission on July 3, 1991.

     4.2 Bylaws of the Company incorporated by reference to the Company's Registration Statement on Form S-1, Registration Number 33-41537, as filed with the Commission on July 3, 1991.

     4.3 Form of Common Stock Certificate incorporated by reference to Amendment No. 1 to the Company's Registration Statement on Form S-1, Registration Number 33-41537, as filed with the Commission on July 18, 1991.

     5.1          Opinion of Davis, Graham & Stubbs LLP.

    23.1          Consent of Davis, Graham & Stubbs LLP.  See Exhibit 5.1.

    23.2          Consent of Arthur Andersen LLP.


                                       -8-